CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated March 15, 2001, accompanying the financial statements of Warren Resources Inc. and Subsidiaries contained in this Registration Statement on Form 10 and consent to the use of the aforementioned report in the Registration Statement.



/s/ GRANT THORNTON LLP
GRANT THORNTON LLP


Oklahoma City, Oklahoma
October 25, 2001